UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2015

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2015, Lon R. Greenberg informed the Corporate Governance Committee of the Board of Directors of UGI Corporation (the "Company"), of his intent to retire as the Non-Executive Chairman of the Company’s Board of Directors, effective as of the Company’s 2016 Annual Meeting of Shareholders on January 28, 2016. Mr. Greenberg has served as the Company’s Non-Executive Chairman of the Board of Directors since 2013 and previously served as the Board’s Executive Chairman from 1996 to 2013. He served as the Company’s Chief Executive Officer from 1995 until his retirement in 2013. Mr. Greenberg joined the Company in 1980 as Corporate Development Counsel and served the Company in various senior management roles including General Counsel (1983-1987), Vice President – Legal and Corporate Development (1987-1989), Senior Vice President – Legal and Corporate Development (1989-1994), President (1994-2005) and Vice Chairman of the Board (1995-1996). The Company thanks Mr. Greenberg for his valuable insights, commitment, guidance and leadership throughout his 35 years of service.

The Company’s current Presiding Director, Marvin O. Schlanger, age 67, has been elected as Chairman of the Board of Directors, effective upon Mr. Greenberg’s retirement, subject to Mr. Schlanger’s election as a Director at the Company’s Annual Meeting on January 28, 2016. Mr. Schlanger has served as the Company’s Presiding Director since 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

November 20, 2015	By:	/s/ Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel, Secretary